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                                                                     EXHIBIT 4.2



                           HILTON HOTELS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


     Attached to this Subscription Agreement as Exhibits A and B are copies of the Hilton Hotels Corporation Employee Stock Purchase Plan (the "Plan") and related Prospectus. The Plan is voluntary and provides Eligible Employees the opportunity to purchase shares of the Company's Common Stock at a discount. You should complete this form if you want to participate in the Plan commencing with the January 1, 1997 to June 30, 1997 Offering Period. IN ORDER TO BE VALID, THIS SUBSCRIPTION AGREEMENT MUST BE PROPERLY EXECUTED AND RECEIVED BY THE COMPANY ON OR BEFORE DECEMBER 20, 1996. THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT FOR SUBSEQUENT OFFERING PERIODS UNLESS YOUR PLAN PARTICIPATION TERMINATES OR UNTIL YOU FILE A NEW SUBSCRIPTION AGREEMENT WITH THE COMPANY PURSUANT TO THE TERMS OF THE PLAN.

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DEFERRAL ELECTION.  If you are an Eligible Employee (as defined in the Plan) as of January 1, 1997, you may participate in the Plan for the January 1, 1997 to June 30, 1997 Offering Period. To commence participation in the Plan, initial the box below and indicate the level of your Contributions.

[_]  I hereby authorize the Company to deduct from my paycheck each pay period
     ________________% (designate a whole number from 1% to 10%) of my Compensation (as such term is defined in the Plan), for the purchase of Common Stock under the Plan. My Contributions will be deducted from each one of my paychecks beginning with the first full pay period in 1997 and will continue for this and subsequent Offering Periods unless my Plan participation terminates or until I file a new Subscription Agreement with the Company pursuant to the terms of the Plan. These deductions will automatically stop for the remainder of an Offering Period if the total amount of my Contributions during that period reaches $12,500.

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BENEFICIARY DESIGNATION.  (Please initial the following box.)

[_] I hereby acknowledge that I have read and completed the Beneficiary Designation attached hereto as Exhibit C.

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SIGNATURE.  I hereby agree to be bound by the terms of the Plan, acknowledge receipt of a copy of the Plan and Prospectus, and authorize the election and beneficiary designation specified above.


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Signature                                   Date


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Print Name                                  Social Security Number


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Street Address                              City, State, Zip Code